UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): August 21, 2018

Calyxt, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Mount Ridge Road

Roseville, MN 55113-1127

(Address and zip code of principal executive offices)

(651) 683-2807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In its Current Report on Form 8-K filed on August 24, 2018, Calyxt, Inc. (the “Company”) reported that Federico Tripodi, the Company’s former Chief Executive Officer, was leaving the Company to pursue other opportunities.

On September 11, 2018, Mr. Tripodi entered into a Separation Agreement and Release (the “Agreement”) with the Company, pursuant to which the Company agreed to pay him (a) any base salary that had accrued but was unpaid as of August 21, 2018 (the “Separation Date”), (b) any reimbursable expenses that had been incurred but were unpaid as of the Separation Date, (c) an amount equal to $24,695.40, which represents payment for all of Mr. Tripodi’s unused vacation days that had accrued as of the Separation Date, and (d) an amount equal to $144,000, less any applicable deductions, which represents a pro-rata portion of Mr. Tripodi’s 2018 annual bonus. The Company also agreed to pay Mr. Tripodi his base salary as in effect on the Separation Date at the annual rate of $360,000 (less any applicable deductions (e.g., tax withholdings)) for a period of twelve (12) months following the Separation Date (the “Separation Payments”).

In addition, the Agreement provides, in accordance with the terms of the applicable award agreements and equity plans of the Company, that (i)(A) 200,287 options to purchase shares of the Company’s common stock that were granted to Mr. Tripodi that have vested and remain unexercised as of the Separation Date shall continue to be held by Mr. Tripodi and remain exercisable until November 21, 2018, and (B) 301,963 options, all of which are unvested as of the Separation Date, shall be forfeited and cancelled on the Separation Date; and (ii) (A) 166,600 restricted stock units granted to Mr. Tripodi that remain unvested as of the Separation Date shall be forfeited on the Separation Date; and (B) Mr. Tripodi shall continue to be entitled to all rights and benefits with respect to 29,400 shares of the Company’s common stock that were received with respect to restricted stock units that vested prior to the Separation Date.

In exchange for the Separation Payments described above, Mr. Tripodi’s agreed to release the Company, its affiliates and their directors, officers and employees, from any and all known and unknown claims arising on or prior to the date on which Mr. Tripodi signed the Agreement. In addition, Mr. Tripodi reaffirmed his confidentiality, non-competition, non-solicitation and other obligations set forth in Section 9 of his Offer Letter, dated May 6, 2016. Finally, the Agreement contains mutual non-disparagement obligations for Mr. Tripodi and the Company.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1     Separation Agreement and Release, dated September  11, 2018, between Federico Tripodi and Calyxt, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2018

CALYXT, INC.

By:	/s/ Dr. Yves J. Ribeill
Name:	Dr. Yves J. Ribeill
Title:	Interim Chief Executive Officer